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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327, 333-148964, 333-170559 and 333-171968) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 333-03763, 333-27669, 333-32690, 333-101034, 333-168333 and 333-168333-01) of International Business Machines Corporation of our report dated February 26, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in the 2012 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 26, 2013, relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
February 26, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM